Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 33-100224 of The Pep Boys - Manny, Moe, & Jack on Form S-8 of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 22 , 2004